Exhibit 3.208
CERTIFICATE OF FORMATION
OF
BFGSI, L.L.C.
     This Certificate of Formation of BFGSI, L.L.C. (the “LLC”), dated June 12, 1997, is being duly executed and filed by Darice Angel, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.).
     FIRST. The name of the limited liability company formed hereby is BFGSI, L.L.C.
     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Darice Angel
Name:	Darice Angel
Authorized Person